UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2018 (February 6, 2018)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)
	(501) 748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On February 6, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Windstream Holdings, Inc. (the “Company”) adopted new form Nonqualified Stock Option Grant Agreements under the Windstream 2006 Equity Incentive Plan, as amended and restated effective February 12, 2014 and subsequently amended on May 4, 2015 (the “Windstream Plan”), and the EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan (the “EarthLink Plan”), which was assumed by the Company in connection with its acquisition of EarthLink Holdings Corp. on February 27, 2017. The Nonqualified Stock Option Grant Agreements are collectively referred to herein as the “Grant Agreements.”

Pursuant to the Grant Agreements, the Company will award nonqualified stock options to purchase shares of the Company’s common stock to certain of the Company’s employees, including its executive officers, under the Windstream Plan and the EarthLink Plan. The stock options will vest ratably on March 1 of each year following the year of grant until fully vested, with the vesting period to be determined by the Compensation Committee in its discretion. The Grant Agreements provide for accelerated vesting of unvested stock options if the optionee dies or becomes permanently Disabled (as defined in the Grant Agreements) or, if during the two-year period following a Change in Control (as defined in the Windstream Plan or EarthLink Plan, as applicable), the optionee’s employment with the Company or any of its subsidiaries is terminated without Cause (as defined in the Grant Agreements) or the optionee terminates his or her employment with the Company or any of its subsidiaries for Good Reason (as defined in the Grant Agreements). The foregoing descriptions of the Grant Agreements do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of the Grant Agreements that are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

The Company maintains an equity-based compensation program to provide long-term incentives to executive officers to better align the interests of executives with stockholders and to provide a retention incentive. To date, all equity compensation awards granted by the Company have been issued as either time- or performance-based restricted stock or restricted stock units. In 2018, however, the Compensation Committee has elected to structure the annual equity incentive awards in the form of stock options, and on February 6, 2018, the Compensation Committee granted options to each of the Company’s executive officers. The options vest ratably over a three-year period subject to continuous employment through March 1, 2021. The table below sets forth the number of options granted to Mr. Thomas, our President and Chief Executive Officer, Mr. Gunderman, our Chief Financial Officer and Treasurer, and Mr. Eichler, our Senior Vice President - Controller:

Tony Thomas President and Chief Executive Officer	1,625,000
Robert E. Gunderman Chief Financial Officer and Treasurer	594,000
John C. Eichler Senior Vice President - Controller	125,000

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Form of Nonqualified Stock Option Grant Agreement (Windstream 2006 Equity Incentive Plan)
10.2	Form of Nonqualified Stock Option Grant Agreement (EarthLink Holdings Corp. 2016 Equity and Cash Incentive Plan)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Senior Vice President - General Counsel and Corporate Secretary	Title:	Senior Vice President - General Counsel and Corporate Secretary

February 9, 2018